Exhibit 10.24

RESTRICTED STOCK AGREEMENT

TITAN MACHINERY INC.

2005 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made effective as of this         day of                      , 2005, by and between Titan Machinery Inc., a North Dakota corporation (the “Company”), and                                            (“Participant”).

W I T N E S S E T H:

WHEREAS, the Participant on the date hereof is a key employee or officer of the Company or one of its Affiliates; and

WHEREAS, the Company wishes to grant a restricted stock award to Participant for shares of the Company’s Common Stock pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock award to the Participant;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.                                      Grant of Restricted Stock Award.

a.             The Company hereby grants to Participant on the date set forth above (the “Date of Award”) a restricted stock award (the “Award”) for                                             (              ) shares of Common Stock (the “Stock”) on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 12 of the Plan.

b.             The Company shall cause to be issued a stock certificate representing such shares of Stock in the Participant’s name, and shall deliver such certificate to the Participant; provided, however, that the Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in this Agreement and providing for the cancellation and return of such certificate if such shares of Common Stock are forfeited as provided in Section 2 below.  Until such risks of forfeiture have lapsed or the shares subject to this Award have been forfeited pursuant to Section 2 below, the Participant shall be entitled to vote the shares represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.

2.                                      Vesting of Restricted Stock.

a.             The shares of Stock subject to this Award shall remain forfeitable until the vesting dates set forth below:

Vesting Date	Percentage of Shares

If the Participant’s employment with the Company is terminated for any reason, including the Participant’s voluntary resignation or retirement but excluding termination by the Company without “cause,” at any time prior to the vesting date for the Award, the Participant shall immediately forfeit all shares of Stock subject to this Award.  If the Participant’s employment is terminated by the Company without “cause” prior to the vesting date for this Award, all risks of forfeiture on the shares of Stock subject to this Award shall immediately lapse.

b.             Solely for purposes of this Paragraph 2(b), “cause” shall mean (i) Participant charged with a felony or convicted of any criminal misdemeanor or more serious act; (ii) any intentional and/or willful act of fraud or dishonesty by Participant related to or connected with Participant’s employment by the Company or any of its Affiliates; (iii) the willful and/or continued failure, neglect or refusal by Participant to perform his or her employment duties with the Company or any of its Affiliates, (iv) a material violation of the Participant’s or an Affiliate’s policies or codes of conduct; or (v) the willful and/or material breach by Participant of any agreement between Participant and the Company or any of its Affiliates, including but not limited to an employment agreement or a noncompetition agreement.

3.                                      Miscellaneous.

a.             Employment-at-Will.  This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment.  Participant’s employment relationship with the Company and its Affiliates shall be employment-at-will, and nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Affiliate.

b.             Securities Law Compliance.  Participant shall not transfer or otherwise dispose of the shares of Stock received pursuant to this Agreement until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities laws.  The Participant may be required by the Company, as a condition of the effectiveness of this restricted stock award, to agree in writing that all Stock subject to this Agreement shall be held, until such time that such Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

c.             Mergers, Recapitalizations, Stock Splits, Etc.  Pursuant and subject to Section 12 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to the shares of Stock subject to this Agreement.

d.             Shares Reserved.  The Company shall at all times during the term of this Agreement reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

e.             Withholding Taxes.  In order to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to the Participant.  If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.

f.              2005 Equity Incentive Plan.  The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan.  The Plan governs this Agreement, and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern.

g.             Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines, in its sole discretion, that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall accelerate the vesting of this restricted stock award, provided that the Company gives Participant 15 days’ prior written notice of such acceleration.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

h.             Accounting Compliance.  Participant agrees that, if a merger, reorganization, liquidation or other “transaction” as defined in Section 12 of the Plan occurs, and Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

i.              Stock Legend.  The Administrator may require that the certificates for any shares of Common Stock issued to Participant (or, in the case of death, Participant’s successors)

shall bear an appropriate legend to reflect the restrictions of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable provisions of this Agreement.

j.              Scope of Agreement.  This Agreement shall bind and inure to the benefit of the Company, its Affiliates and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

TITAN MACHINERY INC.

By:
Its:

Participant